AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit Y, the Funds list, and Exhibit Y 1, the Fee Schedule for the ESS Series, where CBOE Vest Financial LLC is the Adviser is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the new series.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Joseph Neuberger

Name: Michael D. Barolsky	Name: Joseph Neuberger
Title: Vice President and Secretary	Title: Executive Vice President
Date: February 23, 2018	Date: February 23, 2018

Exhibit Y (Funds list) to the ETF Series Solutions Fund Accounting Servicing Agreement – CBOE Vest Financial LLC

Fund Names

Cboe Vest S&P 500 Dividend Aristocrats Target Income ETF
Cboe Vest S&P 500 Premium Income ETF

Cboe Vest S&P 500 Buffer Protect Strategy ETF - January
Cboe Vest S&P 500 Buffer Protect Strategy ETF - February
Cboe Vest S&P 500 Buffer Protect Strategy ETF - March
Cboe Vest S&P 500 Buffer Protect Strategy ETF - April
Cboe Vest S&P 500 Buffer Protect Strategy ETF - May
Cboe Vest S&P 500 Buffer Protect Strategy ETF - June
Cboe Vest S&P 500 Buffer Protect Strategy ETF - July
Cboe Vest S&P 500 Buffer Protect Strategy ETF - August
Cboe Vest S&P 500 Buffer Protect Strategy ETF - September
Cboe Vest S&P 500 Buffer Protect Strategy ETF - October
Cboe Vest S&P 500 Buffer Protect Strategy ETF - November
Cboe Vest S&P 500 Buffer Protect Strategy ETF - December
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - January
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - February
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - March
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - April
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - May
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - June
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - July
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - August
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - September
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - October
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - November
Cboe Vest S&P 500 Enhanced Growth Strategy ETF - December

Exhibit Y 1 the ETF Series Solutions Fund Administration Servicing Agreement Fee Schedule-CBOE Vest Financial LLC

Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)

$[  ] – project for first 12 ETFs in one prospectus

Negotiated Fee – funds 13 and above

Additional fee of $[  ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Legal Administration Services
▪	Subsequent new fund launch – as negotiated
Drafting SEC Exemptive Order Application
▪	Passively-managed ETF $[ ]
▪	Actively-managed ETF $[ ]
▪
Miscellaneous expenses, including but not limited to:
▪	Postage, if necessary
▪	Federal and state regulatory filing fees
▪	Expenses from Board of Trustee meetings
▪	Third party auditing
▪	EDGAR/XBRL filing
▪	All other Miscellaneous expenses

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed[  ]% following the selection of U.S. Bancorp Fund Services and [  ]% 75 days after the preliminary registration statement is filed with the SEC filings. Exemptive relief filings are billed 100% following the selection of U.S. Bancorp Fund Services.

Exhibit Y 1 (continued) to the ETF Series Solutions Fund Administration Servicing Agreement - CBOE Vest Financial LLC

Fund Accounting, Administration, Transfer Agent & Account Services Fee Schedule at January 2018

Base Fee for Accounting, Administration, and Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 for Funds in the ETF Series Solutions (ESS) Trust where CBOE Vest Financial LLC acts as Adviser to the Fund.2
Annual Minimum per Fund
Funds 1-12                $[  ]
Funds 13+                 $[  ]

Basis Points on Trust AUM
First $250m                [  ] bp
Next $250m                  [  ] bp
Next $500m                 [  ] bp
$1b to $5b                   [  ] bp
+5b                               [  ] bp

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on percent on AUM.

2 Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the schedules on this Exhibit X1.

CBOE Vest Financial LLC

By:    /s/ Karan Sood

Printed Name: Karan Sood

Title:   Chief Executive Officer                                 Date:    2/27/18

APPENDIX A
Accounting, Administration, TA Services in addition to the Base Fee1
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
▪	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards
▪	$[ ] - Domestic Corporates, Convertibles, Governments, Agencies, Currency Rates, Mortgage Backed
▪	$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] - Bank Loans
▪	$[ ] - Swaptions
▪	$[ ] - Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fees* (subject to board approval)
▪	$[ ] for the first fund
▪	$[ ] for funds 2-5
▪	$[ ] for funds 6-10
▪	$[ ] for funds 11 and above
* Discounted fees for funds 6+ apply to long-only equity or fixed-income index based ETFs. All other funds will be $[   ] per additional fund.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
▪	$[ ] per security per month
Section 15(c) Reporting
Add the following for fund administration services and data charges necessary to compile SEC required “peer reporting” information.
▪	$[ ] per fund per report for first 12 funds
▪	Funds 13 and above as negotiated
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements: (Final Fee(s) subject to USBFS legal team review and approval)
▪	$[ ] first 12 funds
▪	Funds 13 and above as negotiated

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

1 Fees are calculated pro rata and billed monthly